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                                  FORM OF NOTE


                                                                     EXHIBIT 4.4


            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SAID ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            PAYMENTS OF PRINCIPAL AND INTEREST IN RESPECT OF THIS NOTE ARE SUBORDINATED, TO THE EXTENT SPECIFIED IN THE INVESTMENT AGREEMENT, TO PAYMENTS OF CERTAIN SENIOR INDEBTEDNESS OF THE COMPANY.



                                BELL SPORTS, INC.

                13% SENIOR SUBORDINATED NOTE DUE AUGUST 15, 2008

$                                                                         , 2000
 ------                                                   ----------------
                                                                    New York, NY


            FOR VALUE RECEIVED, the undersigned, BELL SPORTS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to the order of _________________________ or registered assigns, the principal sum of
______________________________ DOLLARS ($__________) on August 15, 2008, with interest computed on the basis of a 365-day year for the actual number of days elapsed (a) on the unpaid balance thereof at the rate of 13.0% per annum from the date hereof, payable quarterly in arrears on the 15th day (or the next Business Day thereafter) of April, July, October and January in each year, commencing with [OCTOBER, 2000], until the principal hereof shall have become due and payable, and (b) upon an Event of Default, and during the continuance thereof, on any overdue payment (including any overdue redemption) of principal, and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a default rate equal to 15.0%. Capitalized terms used herein without definition shall have the meanings set forth in the Investment Agreement (as defined herein).

            Payment of principal and interest shall be made in lawful money of the United States of America to the registered Holder of this Note at the address shown in the register maintained by the Company for such purpose, all in the manner provided in the Investment Agreement referred to below.

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            This Note is one of a series of Notes issued pursuant to the
Investment Agreement, dated August __, 2000 (the "Investment Agreement"), between the Parent, Company and the Purchasers, the terms and provisions of which are incorporated herein by reference, and is entitled to the benefits thereof.

            This Note is a registered Note and, as provided in the Investment Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof, or the Holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            The Company is required to make, and may make, prepayments of principal under the circumstances and in the amounts specified in the Investment Agreement. This Note is also subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Investment Agreement.

            If an Event of Default, as defined in the Investment Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Investment Agreement.

            In the event this Note is not paid when due, the Company will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees, and the Holder hereof shall be entitled to all the rights and remedies set forth in the Investment Agreement.

            THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.



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            IN WITNESS WHEREOF, this Note is executed on the date first above written.

                               BELL SPORTS, INC.




                               By:
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                               Name:
                                       -----------------------------------------

                               Title:
                                       -----------------------------------------